        Exhibit 10.1

COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”) is made and entered into as of May 2, 2025 by and among Universal Electronics Inc., a Delaware corporation (the “Company”), on the one hand, and Kent Lake Partners LP (“Kent Lake”), Kent Lake PR LLC (“Kent Lake PR”), and Benjamin Natter (collectively with Kent Lake and Kent Lake PR, the “Investor Parties” and each, an “Investor Party”), on the other hand. The Company and the Investor Parties are each herein referred to as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 13 below.
RECITALS
WHEREAS, the Company and the Investor Parties have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;
WHEREAS, as of the date hereof, the Investor Parties beneficially own 1,102,132 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and
WHEREAS, the Company and the Investor Parties have determined to come to an agreement with respect to the composition of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.Board Composition and Related Matters.
(A)Board Matters.
(i)Simultaneously with the execution of this Agreement, the Board shall appoint Michael Burger (the “New Director”) as a Class II director serving a term expiring at the Company’s 2026 Annual Meeting of Stockholders (including any adjournments, postponements, reschedulings or continuations thereof and any meeting which may be called in lieu thereof, the “2026 Annual Meeting”) or at such time when the New Director’s successor is duly elected and qualified.
(ii)Prior to the Effective Date, the Board, upon a favorable recommendation from the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”), (A) determined that the New Director satisfied the independence standards of the Nasdaq Stock Market LLC (“Nasdaq”), the requirements of the Company’s Restated Certificate of Incorporation (as amended and may be further amended, the “Charter”), the Company’s Amended and Restated By-Laws (as may be amended, the “Bylaws”) and the Company’s other governance documents and policies, and any applicable law, (B) determined that the New Director is not a current or former employee, officer, director or partner or immediate family member of the Investor Parties or any of their Affiliates and (C) approved the qualifications of the New Director to serve on the Board. Such determination included the New Director (v) providing information required to be or customarily disclosed by directors or director candidates in proxy statements or other filings under applicable law or stock exchange regulations, information in connection with assessing eligibility, independence, and other criteria applicable to directors or satisfying compliance and legal obligations, and a fully completed and executed copy of the Company’s director candidate questionnaire (substantially in the form completed by the Company’s incumbent non-management directors) (the “D&O Questionnaire”), (w) agreeing to comply at all times with the Company Policies (as defined below) and (x) having consented to an appropriate background check.

(iii)Each Party acknowledges that the New Director shall be governed by all of the same policies, processes, procedures, codes, rules, standards and guidelines applicable to members of the Board (collectively, the “Company Policies”), and will be required to strictly adhere to the Company’s policies on confidentiality and insider trading imposed on all members of the Board.
(iv)The Company agrees that the New Director shall receive (A) the same benefits of director and officer insurance as all other non-management directors on the Board, (B) the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board, and (C) such other benefits on the same basis as all other non-management directors on the Board; provided, however, that the Company cannot affect, influence or otherwise change, and shall not be responsible for, how any of the Investor Parties classifies or discloses its pecuniary interest in or beneficial ownership of any equity compensation paid to the New Director.
(B)Board Committees.
(i)Upon the appointment of the New Director to the Board, the New Director will be appointed to the Operations Committee of the Board.
(ii)Without limiting the foregoing, the Board shall give the New Director the same due consideration for membership to each of the Board’s committees and subcommittees, including, but not limited to, any new committees and subcommittees that may be established on or after the Effective Date, as any other director.
2.Voting Commitment.
(A)Until the date this Agreement terminates (the “Termination Date”), the Investor Parties shall, or shall cause their respective Representatives to (i) appear in person or by proxy at each Stockholder Meeting, whether such meeting is held at a physical location or virtually by means of remote communications, and (ii) vote, or deliver consents or consent revocations with respect to, all shares of Common Stock beneficially owned by the Investor Parties or their Affiliates in accordance with the Board’s recommendations with respect to any and all proposals, including, but not limited to, proposals related to director elections, removals or replacements, or the issuance of equity in connection with employee compensation, submitted to stockholders at such Stockholder Meeting; provided, however, that in the event either Institutional Stockholder Services, Inc. (“ISS”) or Glass, Lewis & Co. (“Glass Lewis”) publishes a voting recommendation that differs from the Board’s recommendation with respect to any proposal (other than proposals related to director elections, removals or replacements) submitted to stockholders at any Stockholder Meeting, the Investor Parties will be permitted to vote, or deliver consents or consent revocations with respect to, any shares beneficially owned by such Investor Party or its Affiliates in accordance with such ISS or Glass Lewis recommendation; provided, further, that the Investor Parties may vote in their discretion on any proposal involving an Extraordinary Transaction or the implementation of takeover defenses not in existence as of the Effective Date. Each Investor Party shall take all actions necessary (including, but not limited to, by calling back loaned out shares) to ensure that such Investor Party and its Affiliates has voting power for each share beneficially owned by it or its Affiliates on the record date for each Stockholder Meeting, excluding any options or derivatives held by any Investor Party or its Affiliates as of any such record date.
(B)Upon the Company’s written request, each Investor Party shall provide the Company with written confirmation and evidence of its compliance with this Section 2 no later than the later of (i) two (2) Business Days prior to the Stockholder Meeting or (ii) three (3) Business Days following such request.
3.Standstill. Until the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Board, the Investor Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly:
(A)acquire, offer or seek to acquire, agree to acquire, or acquire rights to acquire (except by way of equity grants received as directors of the Company, stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis or pursuant to an Extraordinary Transaction), whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any securities of the Company (other than through a broad-based market basket or index), any rights decoupled from the underlying securities of the Company, that would result in the Investor Parties beneficially owning more than 10% of the then outstanding shares of Voting Securities;
(B)sell, assign, or otherwise transfer or dispose of shares of Common Stock, or any rights decoupled from such shares, beneficially owned by them, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings to any Third Party that, to the Investor Parties’ knowledge (after due inquiry, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including, but not limited to, information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, as such term is defined under Rule 12b-2 under the Exchange Act (“Associates”), owning, controlling or otherwise having any beneficial or other ownership interest of, in the aggregate, more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial ownership interest of any Third Party who, collectively with its Affiliates and Associates, has a beneficial or other ownership interest of, in the aggregate, more than 4.9% of the shares of Common Stock outstanding at such time, except for Schedule 13G filers that are mutual funds, pension funds, index funds or investment fund managers with no known history of activism or known plans to engage in activism;
(C)(i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) knowingly initiate, encourage, assist or participate in any solicitation of proxies, consents or consent revocations in respect of any election contest or removal contest with respect to the Company’s directors; (iii) knowingly submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage, assist or participate in any solicitation of proxies, consents or consent revocations in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) knowingly initiate, encourage, assist or participate in any “withhold” or similar campaign with respect to any proposal for consideration at, or other business brought before, any Stockholder Meeting; or (vi) call or seek to call, or request the call of, or initiate a consent solicitation or consent revocation solicitation with respect to, alone or in concert with others, any Stockholder Meeting, whether or not such a Stockholder Meeting is permitted by the Charter and the Bylaws of the Company;
(D)(i) form, join or in any way participate in any group or agreement of any kind with respect to any Voting Securities, other than any such group or agreement solely among the Investor Parties, (ii) grant any proxy, consent or other authority to vote with respect to any matters to be voted on by the Company’s stockholders (other than to the named proxies included in the Company’s proxy card for any meeting of the Company’s stockholders or any stockholder action by written consent or in accordance with this Agreement), or (iii) deposit or agree to deposit any Voting Securities or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust, agreement or similar arrangement or otherwise subject any Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement, or agreement that is solely among the Investor Parties; provided, however, that nothing herein shall limit the ability of an Affiliate of a member of the Investor Parties to join or in any way participate in a “group” solely among members of the Investor Parties and their Affiliates, so long as any such Affiliate agrees to be subject to, and bound by, the terms and conditions of this Agreement and, if required under the Exchange Act, files a Schedule 13D or an amendment thereof, as applicable, within two (2) Business Days after disclosing that the Investor Parties has formed a group with such Affiliate;
(E)knowingly seek to advise, influence or encourage any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company (other than any advice, influence or encouragement that is consistent with the Board’s recommendation in connection with such matter);

(F)make any request for the Company’s stockholder list materials or other books and records;
(G)(i) make any proposal with respect to or (ii) make any statement or otherwise knowingly seek to encourage, advise or assist any person in so encouraging or advising with respect to: (A) any change in the composition, number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization, dividend policy, or share repurchase programs or practices of the Company, (C) any other change in the Company’s management, governance, business, operations, strategy, corporate structure, affairs or policies, (D) any Extraordinary Transaction (other than any public statement regarding how the Investor Parties intend to vote their shares of Common Stock with respect to such Extraordinary Transaction and the reasons therefore), (E) amending or waiving any provision of the Charter or Bylaws, or any actions that may impede or facilitate the acquisition of control of the Company by any person, (F) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (G) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(H)effect or seek to effect, offer or propose to effect, cause or participate in, knowingly assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, or act in any way that would reasonably be expected to result in or require a public announcement or disclosure related to, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer, exchange offer, merger, acquisition, share exchange or other business combination involving any of the Voting Securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;
(I)publicly disclose any vote, delivery of consents or consent revocations, or failure to deliver consents or consent revocations, as applicable, by the Investor Parties against the voting recommendations of the Board in connection with a Stockholder Meeting;
(J)comment publicly about any director or the Company’s management, policies, strategy, operations, financial results or any transactions involving the Company or any of its subsidiaries;
(K)make or in any way advance any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement, other than through non-public communication with the Company that would not reasonably be expected to trigger public disclosure obligations for any of the Parties;
(L)take any action challenging the validity or enforceability of any provision of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement; or
(M)enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or knowingly advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;
provided, however, that nothing set forth in this Agreement, including, but not limited to, the restrictions in this Section 3, shall prevent the Investor Parties from (i) making any statement to the extent required by applicable law, rule or regulation or legal process, subpoena or legal requirement from any Governmental Authority with competent jurisdiction over the Party from whom information is sought, (ii) communicating privately with the Company’s directors or executive officers on any matter directly or indirectly relating to the Company, so long as such private communications would not reasonably be expected to trigger public disclosure obligations for any Party, (iii) tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, (iv) identifying potential director candidates to serve on the Board, so long as such actions do not create, and that the Investor Parties would not reasonably expect to create, a public disclosure obligation for the Investor Parties or the Company, are not publicly disclosed by the Investor Parties or their Affiliates and are undertaken on a basis reasonably designed to be confidential, or (v) communicating privately with stockholders of the Company or others when such communication is not made with an intent to otherwise violate, and would not be reasonably expected to result in a violation of, any provision of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to limit, in any way, the exercise by the New Director of such person’s fiduciary duties in such person’s capacity as a director of the Company.
4.Mutual Non-Disparagement.
(A)Until the Termination Date, without the prior written consent of the other Party, neither Party shall, nor shall it permit any of its Representatives to, directly or indirectly, in any capacity or manner, make, transmit or otherwise communicate any public statement of any kind, whether verbal, in writing, electronically transferred or otherwise, including, but not limited to, any member of the media, that might reasonably be construed to be derogatory or constitute an ad hominem attack on, or otherwise disparage or defame the other Party or such other Party’s Affiliates, subsidiaries, their respective businesses, or their respective current or former directors, officers, or employees.
(B)The restrictions in Section 4(A) shall not (i) apply to (A) any compelled testimony or production of information, whether by legal process, subpoena, or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the Party from whom information is sought, in each case to the extent required, (B) any statement made in connection with any action to enforce this Agreement, or (C) any disclosure that such Party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; or (ii) prohibit any Party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any Governmental Authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.
(C)The restrictions in Section 4(A) shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Section 4(A), if such statement by the other Party was made in breach of this Agreement.
5.No Litigation. Each Party hereby covenants and agrees that, prior to the Termination Date, it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, pursue, or assist any other person to threaten or initiate any lawsuit, claim, or proceeding before any Governmental Authority (each, a “Legal Proceeding”) against the other Party or any of its Representatives, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement, (b) counterclaims with respect to any proceeding initiated by or on behalf of one Party or its Affiliates against the other Party or its Affiliates or (c) any Legal Proceeding with respect to claims of fraud in connection with, arising out of or related to this Agreement; provided, however, that the foregoing shall not prevent any Party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of, or at the direct or indirect suggestion of such Party or any of its Representatives; provided, further, that in the event any Party or any of its Representatives receives such Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be legally prohibited or not practicable). Each Party represents and warrants that, as of the Effective Date, it has not filed any Legal Proceeding against the other Party.

6.Public Statements; SEC Filings.
(A)Within four (4) Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Company shall provide the Investor Parties and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to it being filed with the SEC and consider in good faith any comments of the Investor Parties and their Representatives.
(B)Within two (2) Business Days following the date of this Agreement, the Investor Parties shall file with the SEC an amendment to that certain Schedule 13D, filed with the SEC on March 27, 2025, setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Investor Parties Schedule 13D Amendment”). The disclosures in the Investor Parties Schedule 13D Amendment shall be consistent with the terms of this Agreement. The Investor Parties shall provide the Company and its Representatives with a reasonable opportunity to review and comment on the Investor Parties Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.
(C)Except for the filing of the Form 8-K and the Investor Parties Schedule 13D Amendment, no Party shall make any public statements (including, but not limited to, any filing required under the Exchange Act) about the subject matter of this Agreement or the other Party, except as required by law, Legal Requirement or applicable stock exchange listing rules or with the prior written consent of the other Party and otherwise in accordance with this Agreement.
7.Representations and Warranties.
(A) Each of the Investor Parties represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by such Investor Party, constitutes a valid and binding obligation and agreement of such Investor Party and is enforceable against such Investor Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. Each of the Investor Parties represents that (i) if such Investor Party is not a natural person, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of its organizational documents as currently in effect and (ii) the execution, delivery and performance of this Agreement by it does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document (if such Investor Party is not a natural person), agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound. Each of the Investor Parties agrees, represents and warrants that it has not entered into any arrangement or understanding with the New Director with respect to serving as a director of the Company. The Investor Parties represent and warrant that, as of the Effective Date, they beneficially own an aggregate of 1,102,132 shares of Common Stock and have voting power over an aggregate of 1,102,132 shares of Common Stock.
(B)The Company represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. The

Company represents and warrants that (i) the execution and delivery of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect and (ii) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
8.Termination. This Agreement shall remain in effect until the thirtieth (30th) day before the deadline under the Bylaws for director nominations and stockholder proposals for the 2026 Annual Meeting of Stockholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof and any meeting which may be called in lieu thereof).
9.Expenses. Each Party shall be responsible for its own fees and expenses (including, but not limited to, attorney and accounting fees) in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay to the Investor Parties an amount not to exceed $100,000 in the aggregate, as reimbursement for reasonable, documented fees and expenses incurred in connection with the Investor Parties’ engagement with the Company to date and the negotiation and execution of this Agreement and related filings.
10.Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending, if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving Party by electronic mail; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:
If to the Company:
Universal Electronics, Inc.
15147 N. Scottsdale Road, Suite H300
Scottsdale, Arizona 85254-2494
Attn: Richard A. Firehammer, Jr., Senior Vice President and General Counsel
Email: rfirehammer@uei.com

with mandatory copies (which shall not constitute notice) to:
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, California 94304-1115
Attention: James J. Masetti
Email: jim.masetti@pillsburylaw.com

If to the Investor Parties:
Kent Lake PR LLC
Carr. 115 km 12.1 Ave.
Albizu Campos #2490, Suite 28

Rincon, Puerto Rico 00677
Attention: Benjamin Natter
Email: ben@kentlake.com

with mandatory copies (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
1301 Avenue of the Americas
New York, NY 10019
Attention: Sebastian Alsheimer
Lucas E. Wherry:
Email: salsheimer@wsgr.com
lwherry@wsgr.com

11.Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The Parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and any appellate court thereof will have jurisdiction. Each Party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in those courts in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in those courts has been brought in any inconvenient forum. Each Party consents to accept service of process in any such Legal Proceeding by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 10. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
12.Specific Performance. Each Party to this Agreement acknowledges and agrees that the other Party may be irreparably injured by an actual breach of this Agreement by the first-mentioned Party or its Representatives and that monetary remedies (including, but not limited to, as related to breaches of this Agreement by any of the Investor Parties or their Affiliates) would be inadequate to protect either Party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the Parties under this Agreement, each Party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief, without the necessity of posting a bond or other security, if the other Party or any of its Representatives breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching Party.
13.Certain Definitions and Interpretations. As used in this Agreement:
(A)“Affiliate” (and any plural thereof) has the meanings ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates of any applicable person or entity referred to in this Agreement; provided, however, that, for purposes of this Agreement, none of the Investor Parties shall be an Affiliate of the Company and the Company shall not be an Affiliate of any of the Investor Parties;

(B)“beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder; provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;
(C)“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law;
(D)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
(E)“Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, spin-off, recapitalization, financing, restructuring, or other transaction with a Third Party;
(F)“Governmental Authority” means any federal, state, local, municipal, or foreign government and any political subdivision thereof, any authority, bureau, commission, department, board, official, or other instrumentality of such government or political subdivision, any self-regulatory organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), including, but not limited to, the SEC and its staff, and any court of competent jurisdiction;
(G)“other Party” means, with respect to the Company, the Investor Parties, and with respect to the Investor Parties, the Company;
(H)“Representatives” means (i) a person’s Affiliates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives, in each case, acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates;
(I)“SEC” means the U.S. Securities and Exchange Commission;
(J)“Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling, continuation or meeting held in lieu thereof;
(K)“Third Party” refers to any person that is not a Party, a member of the Board, a director or officer of the Company, or legal counsel to either Party; and
(L)“Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.
In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, but not limited to;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, references to any gender shall include each other gender.
14.Miscellaneous.
(A)This Agreement, including all exhibits hereto, contains the entire agreement between the Parties and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

(B)This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.
(C)This Agreement shall not be assignable by operation of law or otherwise by a Party without the consent of the other Party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.
(D)Neither the failure nor any delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(E)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.
(F)Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each Party.
(G)This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(H)Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.
(I)The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY: Universal Electronics Inc.

By:	/s/ Sue Ann R. Hamilton
Name: Sue Ann R. Hamilton
Title: Director

[SIGNATURE PAGE TO COOPERATION AGREEMENT]

THE INVESTOR PARTIES: Kent Lake Partners LP

By:	/s/ Ben Natter
	Name:	Benjamin Natter
	Title:	Managing Member

Kent Lake PR LLC

By:	/s/ Ben Natter
	Name:	Benjamin Natter
	Title:	Managing Member

Benjamin Natter

By:	/s/ Ben Natter
	Name:	Benjamin Natter

[SIGNATURE PAGE TO COOPERATION AGREEMENT]